Exhibit 99.1
News Release
Contacts:

Richard Mack	Holly Dewar
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: (781) 565-5000	Tel: (781) 565-5000
Email: richard.mack@nuance.com	Email: holly.dewar@nuance.com
Nuance Acquires Commissure, Expands Speech-Enabled Solutions for the Radiology Industry
Acquisition Brings Innovative Technology to Dictaphone PowerScribe Customers, Strong Customer Base
and Recurring Revenue from Software as a Service Subscription Offerings
BURLINGTON, Mass., October 2, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN), a leading supplier of speech and imaging solutions, today announced that it has acquired Commissure Inc., a medical imaging software company that provides speech-enabled radiology workflow optimization and data analysis solutions. The transaction allows Nuance to broaden the capabilities of its Dictaphone® solutions for the medical imaging industry, to extend the company’s domain expertise in the radiology market and accelerate revenue growth through software as a service offerings.
Building on the Dictaphone Healthcare Solutions product suite, the addition of Commissure will help Nuance to enhance patient care, speed report turnaround time, reduce costs and improve overall operational efficiency across the radiology industry. Commissure provides solutions to improve the day-to-day tasks associated with the interpretation and delivery of diagnostic imaging exams for radiology departments of all sizes. Commissure brings to Nuance a suite of robust software solutions that focus on the way diagnostic exams are ordered, interpreted, documented, shared and analyzed.
“Radiology is the largest specialty market that the Dictaphone Healthcare Solutions division serves, already saving the industry more than $200 million per year in transcription costs. Still, the opportunity to deliver high-value solutions with broader, more customizable features is significant,” said Paul Ricci, chairman and CEO, of Nuance Communications, Inc. “Commissure is another accelerant to our strategy to deliver comprehensive speech-driven clinical documentation solutions that meet the needs of healthcare provider organizations. Commissure’s intellectual property, solutions expertise and established customer relationships will expand our ability to serve the growing radiology market.”
The radiology market has been a pioneer in the adoption of speech solutions in healthcare. Dictaphone’s radiology speech recognition reporting solution, PowerScribe®, is used by more than 1,000 healthcare organizations worldwide. The demand, however, from healthcare provider organizations for more advanced solutions to help facilitate the ordering of appropriate medical imaging studies, reduce operational costs, increase radiologists’ productivity and demonstrate enhanced patient care outcomes continues to grow.
The Dictaphone Healthcare Solutions division continues to make significant investments in speech-driven radiology workflow optimization technology because it offers the best way for its healthcare customers and strategic partners to ensure accurate and timely clinical documentation and communication. In particular, Commissure brings the following benefits and capabilities:
•	Innovative Solutions for the Radiology Market - Commissure’s advanced technology complements Nuance’s existing radiology offerings and will enable the company to provide the medical imaging community with a broader and more robust integrated solution to help address the key challenges facing the radiology industry. This closed-loop offering will streamline the way in which diagnostic imaging exams are ordered, interpreted, documented, shared and analyzed. Commissure’s solutions offer appropriate order entry decision support based on the American College of Radiology (ACR) guidelines, enhanced speech-enabled reporting and communications, multi-site workflow orchestration, as well as data mining and analysis tools for trending and forecasting.

•	Track Record of Industry Success and Strong Relationships — Commissure solutions are found at more than 70 healthcare organization sites across North America including at such leading medical institutions as The Cleveland Clinic Foundation, The Massachusetts General Hospital, University of Maryland Medical System, Henry Ford Health System, New York University Medical Center, University of Chicago and Texas Children’s Hospital. Nuance will work closely with all of its key medical imaging partners including GE, Cerner, Siemens, Agfa, Eclipsys and others to continue to provide support for fully integrated radiology IT solutions encompassing both Dictaphone and Commissure technologies. Commissure’s practices have garnered the industry’s highest customer satisfaction as evidenced by its ranking by a leading, independent healthcare organization that monitors performance of healthcare vendors worldwide. Commissure is also a recognized industry thought leader, holding the honor of “Best New Radiology Vendor 2006,” AuntMinnie.com.

•	Experienced Medical Imaging Team — Commissure boasts a passionate and dedicated team of engineers, business leaders and industry experts. Pairing the expertise of this talented team with the expert resources and market strength of Dictaphone will enable the combined organization to accelerate the delivery of innovative radiology speech reporting and communication solutions.
“The medical imaging industry is becoming more focused on responding to the increased requirements related to cost containment, quality assurance and outcomes measurement. Healthcare provider organizations’ priorities are shifting beyond basic imaging exam execution to prioritize advanced workflow optimization, radiologist productivity and data analytics,” said Michael Mardini, CEO of Commissure. “By combining forces with Dictaphone, we can tap into new capabilities through the Nuance team and resources to expand our market penetration and continue groundbreaking technology advancements.”
A key benefit of the Commissure acquisition is an exclusive technology license agreement with Massachusetts General Hospital (MGH). By combining Commissure and MGH technology with PowerScribe, radiology customers across the spectrum will gain significant benefits that will directly translate into improved patient care, reduced costs and increased radiologist productivity.

“As a Commissure customer and technology partner, I believe that this joining with Nuance is positive for the industry,” says Dr. James Thrall, Radiologist-in-Chief, Massachusetts General Hospital. “Nuance’s established experience and world-class speech technology, combined with Commissure’s innovation, will provide the radiology industry with solutions that address the critical steps necessary for appropriate ordering, reporting, delivery, and analysis of diagnostic imaging exams.”
In connection with the acquisition of Commissure and in accordance with NASDAQ Marketplace Rule 4350, Nuance will grant 217,975 shares of its common stock, in the form of stand-alone restricted stock units, as an inducement that is material to 21 individuals entering into employment arrangements with Nuance. The restricted stock units will be granted upon the approval of the Compensation Committee of Nuance’s Board of Directors. 50,250 of the restricted stock units vest over a four year period and 167,725 of the restricted stock units vest over a three year period.
About Commissure Inc.
Commissure Inc. is a unique medical imaging company working to create convergence technologies in order to help healthcare professionals fully utilize their medical imaging IT infrastructure. The focus of Commissure solutions is to embrace—not replace— existing products and standards, enhancing them with integration and application software that will greatly improve the user experience.
About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, and PowerScribe are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this press release regarding the Nuance’s acquisition of Commissure, the capabilities and expertise of the combined company, the acceleration of revenue growth through software as a service offerings, Nuance’s strategy of delivering comprehensive speech-driven clinical documentation solutions, the intellectual property portfolio of the combined company, investments in speech-driven radiology workflow optimization technology, future opportunities for the combined company, and any other statements about Nuance or Commissure managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,”

“anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of Nuance to successfully integrate the product and service offerings of the combined company, the ability to retain Commissure’s partners and customers, and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2006. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.